EXHIBIT 23.1

CONSENT OF D&H GROUP LLP

Consent of Independent Registered Chartered Accountants

August 28, 2013

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated November 20, 2012 on our audit of the consolidated financial statements of Tasman Metals Ltd. (the “Company”) for the years ended August 31, 2012 and August 31, 2011, which are filed as Exhibit 99.2 to the Company’s Form 40-F for the fiscal year ended August 31, 2012.  We also consent to the reference to us under the heading “Interests of Experts” in such Registration Statement.

 /s/ D&H Group LLP
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Chartered Accountants